UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 12, 2010

AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8137 (Commission File Number)	59-6490478 (IRS Employer Identification No.)

3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 735-2200

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On November 12, 2010, American Pacific Corporation (the “Company”) sent a letter (the “Response Letter”) to Golconda Capital Portfolio, L.P. and Mr. William Summitt pursuant to which the Company responded to an earlier letter, dated October 26, 2010 (the “Letter”), from Golconda Capital Portfolio, L.P. and Mr. Summitt which Letter purported to nominate certain persons for election to the Board of Directors of the Company. The Response Letter stated that the Company was unable to accept the Letter as proper notice of stockholder nomination of persons for election to the Board of Directors of the Company because the Letter had various deficiencies and, therefore, was not in compliance with the provisions of Section 2.2 of the Company’s Amended and Restated By-laws. Section 2.2 provides that the notice from a stockholder regarding director nominations must comply with the provisions of Section 2.2. A copy of the Response Letter is attached hereto as Exhibit 99.1.
The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Letter, dated November 12, 2010, to Golconda Capital Portfolio, L.P. and Mr. William Summitt

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: November 12, 2010	By:	/s/ JOSEPH CARLEONE
Joseph Carleone, PH.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter, dated November 12, 2010, to Golconda Capital Portfolio, L.P. and Mr. William Summitt